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                     STOCK OPTION AGREEMENT

      This Stock Option Agreement (the "Option Agreement") dated as of August 26, 1994, provides for the grant of stock options by VICORP Restaurants, Inc., a Colorado corporation (the "Company"), to J. Michael Jenkins, an employee of the Company (the "Optionee");

      The Company has determined that the Optionee is to be granted options to buy shares of the Company's common stock, par value $.05 per share ("Common Stock"), on the terms and subject to the conditions hereinafter provided.

      1.   Number of Shares and Option Price.

           (a) The Company hereby grants to the Optionee the options (the "Options") to purchase Common Stock in the amounts and for the exercise prices set forth below. The Optionee shall not have any rights as a shareholder with respect to the shares unless and until one or more certificates for such shares are delivered to him upon the exercise of one or more of the Options.

           Number of Shares       Exercise Price Per Share
                 50,000                    $15.00
                 50,000                    $17.25
                 50,000                    $19.84
                 50,000                    $22.81
                 50,000                    $26.26
                 50,000                    $30.17

           (b) In the event that the outstanding shares of the Company's common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, stock split up, or a combination of shares or dividends payable in stock of the class which is subject to this Option Agreement, appropriate adjustment in the number of shares subject to the Options shall be made so that the proportionate number of shares subject to the Options shall be maintained as before the occurrence of such event and an appropriate adjustment shall be made to the exercise price.

           (c) Optionee acknowledges that the shares which are to be reserved for issuance upon the exercise of the Options are not at this time registered in accordance with applicable securities laws. The Company agrees that upon receipt of a written request by Optionee, it will, consistent with applicable securities laws and regulations, promptly prepare and file with the Securities and Exchange Commission an appropriate registration statement on Form S-8 and/or Form S-3, depending upon whether the Options have then been exercised (or any successor forms to such form subsequently promulgated by the Securities and Exchange Commission) pertaining to the shares covered by the Options and will use its reasonable good faith efforts to cause such registration statement to be declared effective as soon as practicable thereafter. The Company will bear the expense to prepare and file such registration statement.

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           To the extent requested by the Optionee, the Company will also use its reasonable good faith efforts to seek shareholder approval of the Option Agreement or to take such other reasonable steps as may from time to time become appropriate to qualify the Option Agreement for purposes of Rule 16b-3 under the Securities Exchange Act of 1934; however, no failure of the Company's shareholders to approve such qualification shall prejudice the rights of the Optionee pursuant to this Agreement.


      2.   Period of Option and Conditions of Exercise.

           (a) Generally, the Options shall vest and become exercisable on October 1, 1999 at which time all of the shares subject to the Options shall become immediately exercisable in full and shall continue to be exercisable at any time or from time to time in whole or in part until October 1, 2004.

           (b) Upon a change of control of the Company, all of the Options shall immediately vest and become exercisable in full and shall continue to be exercisable at any time or from time to time in whole or in part until October 1, 2004.

           (c) If Optionee's employment with the Company is terminated for Just Cause or he resigns without Just Grounds prior to October 1, 1999, then none of the options shall vest and they shall be immediately forfeited upon such termination or resignation.

           (d) If Optionee dies, becomes permanently disabled, resigns on Just Grounds or is terminated other than for Just Cause ("Events"), the shares shall vest and be vested in accordance with the following schedule:

                                                        Exercise
                                                         Price
             Vesting Date        Number of Shares       Per Share

           September 1, 1994          50,000              $15.00
           October 1, 1995            50,000              $17.25
           October 1, 1996            50,000              $19.84
           October 1, 1997            50,000              $22.81
           October 1, 1998            50,000              $26.26
           October 1, 1999            50,000              $30.17

           Such Options must then be exercised within six (6) months after vesting. For example, if Optionee dies on July 15, 1997, he shall be vested in 150,000 shares and these Options shall become immediately exercisable in full and shall be exercisable at any time or from time to time in whole or in part until January 15, 1998. All Options which do not vest under the above schedule shall be immediately forfeited upon the occurrence of any of the events.

           (e) The terms Change of Control, Just Grounds and Just Cause as used in this Option Agreement shall have the same meanings as they do in the Employment Agreement between Company and Optionee which is being executed simultaneously with this Option Agreement.

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      3.   Non-Transferability of Option; Death of Optionee.  The Options shall not be transferable otherwise than by will or by the laws of descent and distribution; and the Options may be exercised, during the lifetime of the Optionee, only by the Optionee, and in the event of the death of the Optionee, only by the Optionee's estate. In particularly, the Options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof shall be null and void and without effect.

      4. Exercise of Option. The Options shall be exercised in the following manner: the Optionee or the Optionee's estate shall deliver to the Company written notice specifying the number of shares which he elects to purchase and a date, not more than ten (10) business days after the date of such notice, upon which such shares shall be purchased and payment therefor shall be made. Upon delivery to the Company on such date of cash or certified or bank cashier's check payable to the order of the Company, in an amount equal to the product of the number of shares specified in such notice and the exercise price, together with payment, by cash or certified or bank cashier's check payable to the order of the Company or by such other method as shall be acceptable to the Company, of such amount, if any, as the Company deems necessary to satisfy its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon, the shares so purchased shall thereupon be promptly delivered to the Optionee or the Optionee's estate. Provided, however, that if any securities or other law or regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Optionee to take any action with respect to the shares acquired by the exercise of an Options, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Optionee shall use Optionee's best efforts to take all necessary action to comply with such requirements of law or regulation. Neither the Optionee nor the Optionee's estate will be deemed to be a holder of any shares pursuant to exercise of the Options until the date of the issuance of a stock certificate to him for such shares.

      5. Notices. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Optionee at the address Optionee last gave to the Company as his home address or such other address as he may designate in writing or to the Corporation at its principal offices.

      6. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

      7. Severability. If any provision of this Option Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Option Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Option Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

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      8.   Complete Agreement.  This Option Agreement and the related Employment
Agreement between Optionee and the Company embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      9. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Colorado.

      IN WITNESS WHEREOF, the Corporation has executed this Option on the day and year first above written.

                           VICORP Restaurants, Inc.,
                           a Colorado corporation

                                  By:       /s/ Charles R. Frederickson
                                            ----------------------------
                                  Name:     Charles R. Frederickson
                                  Its:       Chairman

      The undersigned hereby accepts and agrees to all terms and provisions of the foregoing Option Agreement.

                                /s/  J. Michael Jenkins
                                ------------------------
                                  Optionee